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                                                                  EXECUTION COPY
                                                                  --------------

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                         INDEPENDENT DIVESTMENT TRUST







                     AMENDED AND RESTATED TRUST AGREEMENT,

                         dated as of February 25, 1999



                                    between



                           WILMINGTON TRUST COMPANY,

                                as the Trustee,



                                      and



                          PRINCIPAL HEALTH CARE, INC.,

                    as the Transferor and the initial Holder

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                                      TABLE OF CONTENTS
                                      -----------------



                                                                                                         Pages (s)
Article 1 Definitions.........................................................................................  1
Article 2 Creation of Trust...................................................................................  2
        Section 2.1   Creation of Trust, Appointment of the Trustee and Related Matters.......................  2
        Section 2.2   Transfer of Securities to the Trust.....................................................  2
        Section 2.3   Acceptance by the Trustee...............................................................  3
        Section 2.4   Title to Trust Assets...................................................................  3
        Section 2.5   Situs of Trust..........................................................................  3
        Section 2.6   Purpose and Powers......................................................................  3
        Section 2.7   Tax Reporting...........................................................................  4
        Section 2.8   No Filing...............................................................................  5
        Section 2.9   Document Authorization..................................................................  5
Article 3 Closing Conditions; Sale of Securities; Substitutions...............................................  6
        Section 3.1   Closing Conditions......................................................................  6
                3.1.1 Basic Documents.........................................................................  6
                3.1.2 Accounts................................................................................  6
                3.1.3 Legal Opinions..........................................................................  6
Article 4 REPRESENTATIONS AND WARRANTIES......................................................................  6
        Section 4.1   Representations and Warranties of the Transferor........................................  6
               4.1.1  Organization; Powers....................................................................  6
               4.1.2  Due Authorization and Binding Obligation................................................  7
               4.1.3  No Conflicts............................................................................  7
               4.1.4  No Proceedings..........................................................................  7
               4.1.5  Access; Accredited Investor.............................................................  7
               4.1.6  No Distribution.........................................................................  8
               4.1.7  Regulation of the Trust.................................................................  8
        Section 4.2   Representations and Warranties of WTC...................................................  8
               4.2.1  Organization and Good Standing..........................................................  8
               4.2.2  Corporate Power.........................................................................  8
               4.2.3  Consents and Approvals..................................................................  9
               4.2.4  Execution and Delivery; Binding Obligation..............................................  9
Article 5 Voting of the Securities............................................................................  9
        Section 5.1   Authority to Vote the Securities........................................................  9
        Section 5.2   Tender Offers........................................................................... 10
        Section 5.3   Mergers and other Transactions.......................................................... 10
Article 6 Certificates........................................................................................ 10
        Section 6.1   The Certificates........................................................................ 10

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
        Section 6.2   Authorized Denominations..........................................................  11
Article 7 Registration; Transfer of Certificates, Etc.; Restrictions on Transfer........................  11
        Section 7.1   Registration of Transfer and Exchange of Certificates.............................  11
        Section 7.2   Restrictions on Transfer of Certificates..........................................  13
        Section 7.3   Mutilated, Destroyed, Lost or Stolen Certificates.................................  15
        Section 7.4   Persons Deemed Owners.............................................................  16
        Section 7.5   Appointment of Paying Agent.......................................................  16
        Section 7.6   Access to List of Holders' Names and Addresses....................................  16
Article 8 The Administrator.............................................................................  17
        Section 8.1   Appointment of Transferor.........................................................  17
        Section 8.2   Duties of Administrator...........................................................  17
        Section 8.3   Administrator Exculpation.........................................................  17
Article 9 Accounts, Accountings, Distributions;  Custodian and Releases.................................  17
        Section 9.1   Collection of Money...............................................................  17
        Section 9.2   Accounts..........................................................................  18
        Section 9.3   Procedures Relating to Securities.................................................  18
        Section 9.4   Reports by the Trustee; Regulatory Reporting......................................  19
        Section 9.5   Accountings.......................................................................  19
               9.5.1  Preparation of Accounting.........................................................  19
               9.5.2  Payment Date Accounting and Trust Report..........................................  19
               9.5.3  Regulation T, U, X Information....................................................  20
        Section 9.6   Reports by Independent Accountants................................................  20
        Section 9.7   Statement as to Compliance........................................................  21
Article 10 [RESERVED]...................................................................................  21
Article 11 SPA Mechanics................................................................................  21
        Section 11.1  Settlement of the SPA; Sale of Securities.........................................  21
Article 12 Actions After SPA Purchase...................................................................  22
        Section 12.1  Applications of SPA Proceeds......................................................  22
        Section 12.2  Purchase of Reinvestment Securities...............................................  22
Article 13 Application of Monies........................................................................  23
        Section 13.1  Payment Dates; Sales of Assets; and Distributions of Monies from Custody Account..  23
        Section 13.2  Distributions of Monies from Custody Account......................................  24
        Section 13.3  Taxes.............................................................................  24
Article 14 Redemption Events............................................................................  25
        Section 14.1  Partial Redemption................................................................  25
Article 15 The Trustee .................................................................................  25
        Section 15.1  Duties of the Trustee.............................................................  25
        Section 15.2  Certain Rights of the Trustee.....................................................  27
        Section 15.3  The Trustee Not Responsible for the Certificates..................................  29

                                      ii
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
        Section 15.4   The Trustee May Own Certificates, etc............................................   29
        Section 15.5   Eligibility Requirements for the Trustee.........................................   30
        Section 15.6   Resignation or Removal of the Trustee............................................   30
        Section 15.7   The Successor Trustee............................................................   31
        Section 15.8   Merger or Consolidation of the Trustee...........................................   31
        Section 15.9   The Trustee May Enforce Claims Without Possession of Certificates................   31
        Section 15.10  Rights of Holders to Direct the Trustee..........................................   32
        Section 15.11  Maintenance of Office or Agency..................................................   32
        Section 15.12  The Trustee as Paying Agent and Registrar........................................   32
        Section 15.13  Activities as Tax Matters Partner................................................   32
        Section 15.14  Compensation and Reimbursement...................................................   33
        Section 15.15  No Longer Deemed Trust Assets....................................................   33
        Section 15.16  Trustee Servicing in Other Capacities............................................   33
Article 16 Amendments and Termination...................................................................   34
        Section 16.1   Amendment........................................................................   34
        Section 16.2   Dissolution and Termination......................................................   35
        Section 16.3   Final Payment to Holders.........................................................   36
Article 17 Miscellaneous Provisions.....................................................................   37
        Section 17.1   [RESERVED].......................................................................   37
        Section 17.2   Inspection Rights................................................................   37
        Section 17.3   Limitation on Rights of Holders..................................................   37
        Section 17.4   Liability of Holders.............................................................   38
        Section 17.5   Governing Law....................................................................   38
        Section 17.6   Notices..........................................................................   38
        Section 17.7   Severability of Provisions.......................................................   39
        Section 17.8   Certificates Nonassessable and Fully Paid........................................   39
        Section 17.9   No Waiver; Cumulative Remedies...................................................   39
        Section 17.10  Counterparts.....................................................................   39
        Section 17.11  Third-Party Beneficiaries........................................................   39
        Section 17.12  Actions by Holders...............................................................   39
        Section 17.13  Merger and Integration...........................................................   40
        Section 17.14  Effect of Headings and Table of Contents.........................................   40

                             APPENDIX AND EXHIBITS

Appendix A     Definitions
Exhibit 6.1    Form of Certificate

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Exhibit 7.2.4-A       Form of Transferee Certificate (Rule 144A)
Exhibit 7.2.4-B       Form of Transferee Certificate (Regulation S)
Exhibit 7.2.5-A       Form of Transferor Certificate (Rule 144A)
Exhibit 7.2.5-B       Form of Transferor Certificate (Regulation S)
Exhibit 9.5.2         Form of Trust Report

                     AMENDED AND RESTATED TRUST AGREEMENT

     This AMENDED AND RESTATED TRUST AGREEMENT (this "Agreement") is entered into as of February 25, 1999 (the "Closing Date") by and between PRINCIPAL HEALTH CARE, INC., an Iowa corporation (the "Transferor"), as the Transferor and the initial Holder, and WILMINGTON TRUST COMPANY, a Delaware banking corporation (the "Trustee"), as the Trustee, with reference to the following facts:

                             PRELIMINARY STATEMENT

     A. The parties hereto have previously entered into a certain Trust Agreement dated as of January 8, 1999 (the "Original Agreement"), which the parties hereto wish to amend and restate in its entirety.

     B. On the Closing Date, subject to the terms of this Agreement, the Trust shall purchase and accept the Securities from the Transferor in exchange for (i) the Certificates and (ii) the Cash Amount.

     C. On the Closing Date, the Trust will enter into the SPA pursuant to which the Trust shall be obligated to sell and the SPA Purchaser shall be obligated to buy the Securities.

     In consideration of the mutual agreements herein contained, each party agrees that the Original Agreement be amended and restated in its entirety to read as follows:

                                    Article
                                  Definitions

     Except as otherwise specified herein or as the context may otherwise require, terms used in this Agreement shall have the respective meanings set forth in Appendix A annexed hereto for all purposes of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

                                    Article
                               Creation of Trust

    Section 2.   Creation of Trust, Appointment of the Trustee and Related
                 Matters.

            2.1. The parties hereby ratify the creation of the Independent Divestment Trust

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and the filing of the Certificate of Trust pursuant to the Original Agreement.
At the direction of the Transferor, the Trustee is authorized to make, execute and file in Delaware such certificates of amendment with respect to the Certificate of Trust as may be necessary or desirable to comply with Section 3810 of the Business Trust Statute, including any amendment required to correct the effective date of the Trust, to correct clerical errors and to make such ministerial changes as may be required and not inconsistent with this Agreement.

            2.1. The Transferor hereby ratifies its appointment of the Trustee as trustee of the Trust, to have all the rights, powers and duties set forth herein. The Trustee hereby accepts such appointment and declares that it will hold the Trust Assets held by it upon the trusts set forth herein and for the use and benefit of the Holders.

            2.1. Effective as of the date hereof, the Trustee shall have all the rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

            2.1. It is the intention of the parties hereto that the trust created by this Agreement constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties that the Holders shall not have any interest in the property of the Trust other than an undivided beneficial interest as provided in Section 3805(a) of the Business Trust Statute. It is intended that, solely for Federal income tax purposes, () during any period in which there is a single Holder, the Trust will be disregarded and not treated as an entity separate from such Holder, and () during any period in which there are two or more Holders, the Trust will be treated as a partnership between or among such Holders. This Agreement is not intended to create an association taxable as a corporation. The provisions hereof shall be interpreted accordingly, each party hereto agrees to treat the Trust for Federal income tax purposes consistent with such intention, and no party hereto shall take a contrary position for Federal income tax purposes. For each period during which there is more than one Holder, all items of income, gain, loss, deduction and credit shall be allocated among the Holders in proportion to the Aggregate Certificate Principal Amount of the Certificates held by a particular Holder as a percentage of the Aggregate Certificate Principal Amount of all Outstanding Certificates.

     Section 2. Transfer of Securities to the Trust. On the Closing Date, the Transferor shall transfer all of its right, title and interest in and to the Securities to the Trust and, in consideration therefor, the Trust shall (a) issue and deliver to the Transferor one or more Certificates representing 100.0% of the Certificates to be issued by the Trust in an amount equal to the Initial Aggregate Certificate Principal Amount and (b) pay the Cash Amount to the Transferor by wire or interbank transfer according to instructions received from the Transferor on or before the Closing Date.

     Section 2. Acceptance by the Trustee. The Trustee hereby acknowledges its

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acceptance on behalf of the Trust of all right, title and interest in and to the Securities transferred by the Transferor pursuant to Section 2.2 and declares that, subject to the terms and conditions hereof, it shall maintain the Securities and all other Trust Assets for the benefit of the Holders in accordance with their interests as set forth herein.

     Section 2. Title to Trust Assets. Title to all of the Trust Assets shall be vested in the Trust until this Agreement terminates pursuant to Article 16; provided, however, that if the Laws of any jurisdiction require that title to any part of the Trust Assets be vested in a trustee of the Trust, then title to that part of the Trust Assets shall be deemed to be vested in the Trustee.

     Section 2. Situs of Trust. The principal office of the Trust shall be at the Corporate Trust Office of the Trustee within the State of Delaware. Nothing in this Section 2.5 shall limit the authority of the Trustee to conduct its activities as the Trustee from offices within or without the State of Delaware.

     Section 2.    Purpose and Powers.

           2.6. The purpose of the Trust is to engage in the following activities: () to execute, deliver and perform the Divestment and Common Stock Sale Agreement, the SPA, the Custody Agreement, and the other Basic Documents to which the Trust (or the Trustee, on behalf of the Trust) is a party; () to acquire the Securities () to purchase, acquire, own, sell, hold, endorse, finance, invest in, transfer, convey, assign, grant, mortgage, pledge, exchange, advance and collect funds pursuant to and otherwise deal with and exercise or acquire all rights, powers, privileges and all other incidents of ownership or possession with respect to the Securities, Eligible Investments and other Trust Assets to the extent permitted by this Agreement or the other Basic Documents; () to assign, grant, transfer and convey the Trust Assets (including the Eligible Investments purchased by the Trust) pursuant to this Agreement and the SPA and to hold, manage and distribute to the Holders and the SPA Purchasers, pursuant to the terms of this Agreement and the SPA, any Trust Assets; () to authorize, execute, authenticate, issue, sell and deliver the Certificates; (f) to open, maintain and close bank, money market and other accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds temporarily; (g) to open, maintain and close accounts with brokers, and to pay the fees and charges applicable to transactions related thereto; (h) to bring or defend actions and Proceedings at law or in equity or before any Governmental Authority related to the activities of the Trust; (i) to participate, to the extent permitted by Law and otherwise by this Agreement, in the corporate governance of Persons whose obligations or securities or interests therein have been acquired by the Trust; (j) to employ such Persons (including accountants, attorneys, investment advisors, trust administrators or managers and appraisers) or appoint an advisory board or otherwise retain outside consultants as the Trust deems advisable for the conduct of its business, on such terms and for such reasonable compensation as the Trustee may determine;
(k) to perform the obligations of the Trust under this Agreement and to enter into and perform its obligations under the other Basic Documents to which it is a party; (l) to register and operate itself as a savings and loan holding company under the Home Owners' Loan Act, as amended, (m) to engage in those activities, including entering into agreements that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; (n) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with the conservation of the Trust Assets and the making of distributions to the Holders; (o) to incur, have outstanding or guarantee obligations as provided under this Agreement; and (p) to enter into, make and perform all contracts, to engage in any activity and to exercise any powers permitted to Delaware business trusts under any Laws of the State of Delaware which are incidental to, or connected with, the foregoing an which are necessary, suitable or convenient to accomplish the foregoing.

           2.6. The Trust is authorized to engage in the activities referred to in Section 2.6.1. The Trust shall not engage in any other activity other than in connection with the foregoing or other than as is required or authorized by the terms of this Agreement or the other Basic

Documents. The authority granted to the Trustee hereunder to bind the Trust shall be limited to actions necessary or convenient to this business.

     Section 2. Tax Reporting. The Trustee will provide each Holder with such information as it may reasonably request in connection with the preparation and filing of any Federal, state, local or foreign income or franchise tax return of the Holder, or any audit or contest relating thereto. For any period during which there are two or more Holders, the Trustee shall cause to be prepared and timely file, on behalf of the Trust, Internal Revenue Service Form 1065 (and comparable state or local income or franchise tax forms, if any, required to be filed by the Trust) in accordance with the provisions of Section 2.1.4, and shall timely provide each such Holder with a Form K-1 reflecting such Holder's allocable share of the income, gain, loss, deduction and credits reported on such Form 1065. For any period during which there are two or more Holders, the Holder with the largest Percentage Interest in the Trust shall be considered the "Tax Matters Partner" for Federal income tax purposes; provided, however, that all duties and obligations of the Tax Matters Partner shall be, and hereby are, irrevocably delegated to the Trustee, who shall be responsible for executing any agreement or other documents with respect to or affecting tax matters including extending the statute of limitations for assessment of tax deficiencies and adjusting the Federal, state or local income of the Trust. The Tax Matters Partner shall execute such powers of attorney or other forms as may be required to implement the foregoing provisions of this Section 2.7.

     Section 2. No Filing. TO THE FULLEST EXTENT PERMITTED BY LAW, WITHOUT THE AFFIRMATIVE VOTE OF UNANIMOUS HOLDERS AND THE EXPRESS WRITTEN CONSENT OF THE TRUSTEE, NEITHER THE TRUST NOR THE TRUSTEE SHALL HAVE THE RIGHT, POWER, OR AUTHORITY TO INSTITUTE OR CONSENT TO THE INSTITUTION OF PROCEEDINGS FOR THE TRUSTEE (IN SUCH CAPACITY) OR THE TRUST TO BE ADJUDICATED BANKRUPT OR INSOLVENT OR SUBJECT TO RECEIVERSHIP OR ANY SIMILAR PROCEEDING, OR FILE A PETITION SEEKING, OR CONSENT TO, REORGANIZATION OR RELIEF UNDER ANY FEDERAL OR STATE LAW RELATING TO BANKRUPTCY, INSOLVENCY, RECEIVERSHIP, OR LIQUIDATION, OR CONSENT TO THE APPOINTMENT OF A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, SEQUESTRATOR (OR OTHER SIMILAR OFFICIAL) OF THE TRUSTEE (IN SUCH CAPACITY), THE TRUST OR A SUBSTANTIAL PART OF ITS PROPERTY, OR MAKE ANY ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR ADMIT IN WRITING THE TRUSTEE'S (IN SUCH CAPACITY) OR THE TRUST'S INABILITY TO PAY ITS DEBTS GENERALLY AS THEY BECOME DUE, OR TAKE ACTION IN FURTHERANCE OF ANY SUCH ACTION; PROVIDED, HOWEVER, NO PROVISION OF THIS AGREEMENT OR ANY TRUST CERTIFICATE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT RELATING TO THE TRUST IS INTENDED TO, NOR SHALL ANY

SUCH PROVISION, RESTRICT OR OTHERWISE AFFECT IN ANY WAY ANY RIGHT, POWER, AUTHORITY OR AUTHORIZATION OF THE TRUSTEE UNDER DELAWARE LAW. BY ITS ACCEPTANCE OF ITS TRUST CERTIFICATE, THE TRANSFEROR AND EACH HOLDER IS DEEMED TO IRREVOCABLY WAIVE ANY RIGHT OR INTEREST IT MAY HAVE UNDER THIS AGREEMENT, BY OPERATION OF LAW OR EQUITY, TO DIRECT OR OTHERWISE REQUIRE THE TRUSTEE TO INITIATE OR CONSENT TO ANY BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP PROCEEDINGS OR SIMILAR ACTIONS AS DESCRIBED ABOVE, IT BEING EXPRESSLY UNDERSTOOD THAT ANY SUCH ACTION BY THE TRUSTEE SHALL BE UNDERTAKEN OR REFRAINED FROM, IN THE TRUSTEE'S SOLE AND ABSOLUTE DISCRETION, WITHOUT REGARD TO ANY RIGHTS OR INTERESTS THE HOLDERS OR ANY OTHER PERSONS MAY HAVE.

     Section 2. Document Authorization. Notwithstanding anything in this Agreement to the contrary, () the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and the Trust is hereby authorized to perform its obligations under, the Divestment and Common Stock Sale Agreement, the SPA and the other Basic Documents to which the Trust (or the Trustee on behalf of the Trust) is a party, () the Trustee is hereby authorized and directed to execute on behalf of the Trust, and the Trust is hereby authorized to issue, sell and perform its obligations under, the Certificates to be issued on the Closing Date to the Transferor, and () such execution, delivery, performance, issuance and sale does not and shall be deemed not to violate any terms or provisions of this Agreement.

                                    Article
             Closing Conditions; Sale of Securities; Substitutions

     Section 3. Closing Conditions. On the Closing Date, the Certificates to be issued to the Transferor (or its designated nominee) shall be executed and authenticated by the Trustee on behalf of the Trust, issued by the Trust and delivered by the Trustee to the Transferor, upon satisfaction of the following conditions:

             3.1. Basic Documents. The Trustee shall have received counterparts of this Agreement executed by the Trustee and the Transferor and each of the other Basic Documents, executed by the parties thereto, and all conditions to the effectiveness of the Divestment and Common Stock Sale Agreement and the SPA shall have been satisfied.

            3.1.   Accounts. The Trust shall have established the Custody
Account.
            3.1. Legal Opinions. The Trustee and the Transferor shall have received opinions of Counsel of Clint Woods, Esq., Counsel to the Principal Financial Group, Richards, Layton & Finger, P.A. and Muldoon, Murphy & Faucette, LLP, counsel to the SPA Purchaser, each dated as of the Closing Date and in form and substance reasonably acceptable to the parties hereto and the SPA Purchaser.

            3.1. The Trustee and the Transferor shall have received such other documents as the they may reasonably require.

                                     Article
                         REPRESENTATIONS AND WARRANTIES

     Section 4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants, as of the Closing Date that:

           4.1. Organization; Powers. The Transferor is a corporation duly organized and validly existing under the Laws of its jurisdiction of incorporation. The Transferor has all requisite power and authority to enter into the Basic Documents to which it is a party and to carry out the transactions contemplated therein, including the legal right to execute, deliver and perform its obligations under this Agreement, transfer the Securities to the Trust and acquire and hold the Certificates.

          4.1. Due Authorization and Binding Obligation. The execution, delivery and performance by the Transferor of this Agreement has been duly authorized by all necessary corporate action on the part of the Transferor.
This Agreement has been duly executed and delivered by the Transferor and constitutes the legally valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as may be limited by bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium or similar Laws relating to or affecting creditors' rights generally and by general principles of equity.

          4.1. No Conflicts. The execution, delivery and performance by the Transferor of this Agreement and the other Basic Documents to which the Transferor is a party, and the consummation of the transactions contemplated in this Agreement and the other Basic Documents, do not and will not () violate any provision of any Law applicable to the Transferor, the articles of incorporation or bylaws of the Transferor or any order, judgment or decree of any court or other agency of government binding on the Transferor, except for such violations as individually or collectively will not have a Material Adverse Effect on the Transferor or result in any Lien on the Securities, () conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Transferor, except for such conflicts or defaults as individually or collectively will not have a Material Adverse Effect on the Transferor or result in any Lien on the Securities, or () require any approval or consent of any Person under any contractual obligation of the Transferor, except for such approvals or consents (x) that have been obtained as of the Closing Date, or (y) the absence of which will not individually or collectively have a Material Adverse Effect on the Transferor or result in any Lien on the Securities.

          4.1. No Proceedings. There is no Proceeding, or governmental investigation (whether or not purportedly on behalf of the Transferor) at law or in equity or before or by any Governmental Authority, whether domestic or foreign, pending or, to the Actual Knowledge of the Transferor, threatened against or affecting the Transferor or any property of the Transferor which, () if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Transferor or result in a Lien on the Securities, () is asserting the invalidity of this Agreement, the Certificates or any of the other Basic Documents, or () is seeking to prevent the issuance or sale of the Certificates. Except for such exceptions as will not individually or collectively result in a Material Adverse Effect on the Transferor or result in any Lien on the Securities, the Transferor is not () in violation of any requirements of Law or () subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or other Governmental Authority, whether domestic or foreign.

          4.1. Access; Accredited Investor. The Transferor has received all information that it has requested concerning the Certificates, the Trust and the Trust Assets and any other matters relevant to its decision to acquire the Certificates. The Transferor () is an Accredited Investor, () constitutes a Qualified Purchaser, and () has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in and holding, the Certificates.

          4.1. No Distribution. The Transferor is purchasing the Certificates for its own account, for investment purposes only and not with a view to distribution, but nevertheless subject to the understanding that the disposition of its property shall at all times be and remain within its control.

          4.1. Regulation of the Trust. On consummation of the transfer of the Securities to the Trust, the issuance of the Certificates, and entry by the Trust into the Basic Documents to which it is a party, to the Actual Knowledge of the Transferor, the Trust is not an "investment company" or "controlled" by an "investment company" within the meaning of the Investment Company Act.

     Notwithstanding the foregoing, any representation or warranty made by the Transferor in regard to the compliance by the Transferor and the transactions contemplated herein with the Investment Company Act and the Securities Act is subject to the assumption that all representations and warranties of the SPA Purchaser contained in Section 5 of the SPA are true and correct. The representations and warranties set forth in this Section 4.1 are made as of the Closing Date, but shall survive the transfer of the Securities to the Trust and the receipt of the Certificates by the Transferor.

     Section 4. Representations and Warranties of WTC. WTC hereby represents and warrants as of the Closing Date that:

          4.2. Organization and Good Standing. WTC is a banking corporation organized under the Laws of the jurisdiction of its incorporation, validly existing and in good standing under the Laws of the State of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required under Federal Law governing its banking or trust powers and the Laws of the State of Delaware to carry on its trust business as now conducted.

          4.2. Corporate Power. The execution, delivery and performance by WTC, in its individual capacity and in its capacity as the Trustee, of this Agreement, and the execution on behalf of the Trust of the Certificates, the Divestment and Common Stock Sale Agreement, the SPA and the other Basic Documents to which the Trustee, on behalf of the Trust, is party, in each case by WTC, as Trustee pursuant to this Agreement, are within the corporate power of WTC, have been duly authorized by all necessary corporate action on the part of WTC (no action by its shareholders being required) and do not and will not () violate or contravene any judgment, injunction, order or decree binding on WTC or () violate, contravene or constitute a default under any provision of the charter or by-laws of WTC or of any material agreement, contract, mortgage or other instrument binding on WTC or () result in the creation or imposition of any lien on any Trust Assets which is attributable to WTC and is not related to the administration of the Trust or the transactions pursuant to this Agreement or contemplated in this Agreement.

          4.2. Consents and Approvals. Other than such filing of the Certificate of Trust as has been made, the filing of any necessary amendment to the Certificate of Trust, and the filing of a certificate of cancellation as described in Section 16.2, no other consent, approval, authorization or order of, or filing with, any Governmental Authority is required by or with respect to WTC under the Laws of the State of Delaware in connection with the execution, delivery and performance by WTC, in its individual capacity and in its capacity as the Trustee, of this Agreement or the execution on behalf of the Trust of the Certificates by WTC, as the Trustee, pursuant to this Agreement or the consummation by WTC, as the Trustee, of the transactions contemplated herein or therein (except as may be required by Delaware securities and insurance Laws).

          4.2. Execution and Delivery; Binding Obligation. This Agreement has been duly executed and delivered by WTC and constitutes the legally valid and binding obligation of WTC, enforceable against WTC in accordance with its terms, except as may be limited by the bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

The representations and warranties set forth in this Section 4.2 are made as of the Closing Date, but shall survive the transfer of the Securities to the Trust and the receipt of the Certificates by the Transferor.

                                    ARTICLE
                            VOTING OF THE SECURITIES

     Section 5. Authority to Vote the Securities. On or before the date on which the Securities are sold by the Trust in accordance with this Agreement, the Trustee shall have the exclusive right to vote the Securities in any matter on which the holders of the common stock of the Issuer are entitled to vote.
The Holders shall have no ability to direct the Trustee to vote the Securities in any manner. Rather, in connection with each separate matter on which the holders of the Securities are entitled to vote (it being agreed that the Trustee shall not initiate any proxy solicitation), the Trustee shall vote the Securities as described below:

          5.1. The Trustee is directed to vote, directly or through a proxy, in favor of a proposal submitted to the stockholders of the Issuer at its 1999 Annual Meeting of Stockholders, by or on behalf of the Board of Directors of the Issuer which would (i) delete from the Issuer's Certificate of Incorporation Article Fifth, Section C (which prohibits stockholder action by written consent), Article Eighth (which imposes restrictions on transactions with "Interested Stockholders"), and Article Ninth (which allows the Board of Directors to consider non-stockholder constituencies in evaluating certain business transactions) and (ii) amend Article Sixth, Section D (which specifies the conditions for removal of Directors), Article Seventh (which specifies the methods for amending the Issuer's bylaws), and Article Twelfth (which specifies the methods for amending the Issuer's Certificate of Incorporation) to require in each case a 66-2/3% stockholder vote rather than the 80% stockholder vote presently specified therein; and

          5.1. On all matters submitted to stockholders for their vote, other than those specified in Section 5.1.1 above, the Trustee shall give a proxy to the Secretary of the Issuer, directing such Secretary to vote the Securities then held by the Trust in the same proportion as the votes received from the other holders of common stock of the Issuer entitled to vote on such matter.

     Section 5. Tender Offers. In the event that a Person other than the SPA Purchaser makes an offer to the holders of the Issuer's common stock to purchase such common stock (a "Tender Offer"), the Trustee shall follow the SPA Purchaser=s directions as to whether to tender the Securities so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder.
Otherwise, the Trustee shall tender the Securities in response to any Tender Offer so long as the Board of Directors of the Issuer has not recommended against such tender. If the SPA Purchaser or any of his Affiliates makes a Tender Offer, the Trustee shall tender the Securities only if the cash component of the offer price exceeds the maximum potential price payable for the Securities under the SPA.

     Section 5. Mergers and other Transactions. In the event that the Issuer becomes the subject of a merger or other corporate transaction of a type contemplated in the SPA, the Trustee shall comply with the requirements set forth for such event in the SPA so long as the SPA is still in effect at the time and the SPA Purchaser is not in default thereunder. If the SPA is no longer in effect or the SPA Purchaser is in default thereunder, the provisions of Section 5.1 or Section 5.2, as applicable, shall govern.


                                    ARTICLE
                                  CERTIFICATES

     Section 6. The Certificates. The Certificates shall be substantially in the form of Exhibit 6.1. Each Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized before the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such executed certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence required, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. THE TRUST CERTIFICATES SHALL BE SECURITIES GOVERNED BY THE PROVISIONS OF ARTICLE 8 OF THE UCC.

     Section 6. Authorized Denominations. The Certificates shall be issued in minimum denominations of $5,000,000 and integral multiples of $500,000 in excess thereof; provided, that one Certificate (each such Certificate, the "Odd Lot Certificate") may be issued in a different amount, greater than the minimum denomination, so that the sum of the denominations of all outstanding Certificates shall equal the Initial Aggregate Certificate Principal Amount on the Closing Date.

                                    ARTICLE
                 REGISTRATION; TRANSFER OF CERTIFICATES, ETC.;
                            RESTRICTIONS ON TRANSFER

     Section 7. Registration of Transfer and Exchange of Certificates.

          7.1. The Trust shall cause there to be a transfer agent and registrar (the

"Registrar") with respect to the Certificates. The Registrar shall maintain, at its office in the State of Delaware, a register (the "Register") in which, subject to such reasonable regulations as it may prescribe and the terms of this Agreement, it shall provide for the registration of Transfers and exchanges of the Certificates.

          7.1. The Trustee is hereby initially appointed Registrar. The Trustee shall be permitted to resign as Registrar upon 30 days' written notice to the Holders; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Registrar until the Trustee has appointed a successor Registrar having an office in the State of Delaware acceptable to the Majority Holders.

          7.1. If a Person other than the Trustee is appointed by the Trust as Registrar, the Trust shall give the Holders prompt written notice of the appointment of such Person as Registrar and of the location, and any change in the location, of the Register. The Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof, and shall have the right to rely upon a certificate executed on behalf of the Registrar by a Responsible Officer thereof as to the names and addresses of the Holders, and the principal amounts and numbers of their Certificates.

          7.1. Subject to the restrictions on transfer and exchange set forth in Section 7.2 and any relevant legend on the Certificates, the holder of any Certificate may Transfer or exchange the same in whole or in part by surrendering such Certificate at any office or agency of the Registrar maintained for that purpose (or, if the Registrar is the Trustee, at its Corporate Trust Office).

          7.1. Every Certificate presented or surrendered for registration of Transfer shall be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Trustee and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

          7.1. Following a proper request for Transfer or exchange, including compliance with the requirements of Section 7.2, the Registrar shall, within five Business Days of such request made at an appropriate place, cause the Trust to execute, the Trustee to authenticate and the Registrar to deliver at the Corporate Trust Office, to the transferee (in the case of Transfer) or Holder (in the case of exchange) or send by first-class mail at the risk of the transferee (in the case of Transfer) or Holder (in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Certificate or Certificates for a like Aggregate Certificate Principal Amount, and in such authorized denomination or denominations as may be requested; provided, if an Odd Lot Certificate has been tendered for Transfer or exchange, one such Certificate may be issued in a different amount, greater than the minimum denomination (reduced by any distributions which have reduced the Certificate Principal Amount of such Certificate), such that the sum of the amounts of the Certificates issued are in like amount to those tendered for Transfer or exchange.

          7.1. No service charge shall be made for any registration of Transfer or exchange of any Certificate, but the Registrar may require payment of a sum sufficient to cover any Tax reasonably likely to be imposed in connection with any such Transfer or exchange or any expenses incurred in connection therewith.

          7.1. The Trust reserves the right with respect to any Certificate that has been Transferred, if it reasonably believes (after consultation with a Holder and based on an Opinion of Counsel) that, because the Holder is or was not a Qualified Purchaser, the ownership of any such Certificate may result in the Trust being held in violation of the Investment Company Act to () withdraw any such Certificate from the Register, () withhold payments due on any such Certificate, () decline to register the Transfer of any such Certificate, or () require the sale of any such Certificate. The Registrar shall take any such action directed by the Trustee in writing.

          7.1. All Certificates surrendered for registration of Transfer or exchange shall be cancelled by the Registrar and disposed of in a manner satisfactory to the Trustee or retained by the Trustee, in accordance with its standard retention policy.

          7.1. All Certificates issued upon any registration of Transfer or exchange of Certificates shall be the valid issuances of the Trust evidencing the same interests, and entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of Transfer or exchange.

     Section 7. Restrictions on Transfer of Certificates.

          7.2. None of the Certificates have been or will be registered or qualified under the Securities Act or any applicable state securities Laws and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act. Transfers of the Certificates will be subject to the restrictions set forth in this Section 7.2, and the Certificates will bear appropriate legends (the "Securities Legend") to the above effect.
The Trustee will refuse to register a Transfer of any Certificates not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

          7.2. By acceptance of a Certificate, whether upon original issuance or later Transfer, each Holder thereof acknowledges the restrictions on the Transfer of such Certificate set forth in the Securities Legend and in this
Section 7.2, and agrees that it will Transfer such Certificate only as provided therein and herein.

          7.2. No Transfer of any Certificate or any interest therein shall be permitted to any transferee which is not a Qualified Purchaser.

          7.2. No Transfer of any Certificate or any interest therein shall be made unless such Transfer is made in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and provided such Transfer does not require registration under or qualification under applicable state securities Laws. The Trustee and the Registrar shall require, before allowing the registration of Transfer by the Registrar, the proposed transferee to deliver to the Trustee an Officer's Certificate (the "Transferee Certificate") of the transferee reasonably satisfactory to the Trustee certifying that such Transfer is being made pursuant to an exemption from registration under the Securities Act and applicable state securities Laws and that such transferee is a Qualified Purchaser. The Transferee Certificate shall be substantially in the form of either Exhibit 7.2.4-A or 7.2.4-B. Any such Transferee Certificate shall be obtained at the expense of the prospective transferor or transferee, and not at the expense of the Trustee, and shall be delivered to the Trustee before or contemporaneously with any such Transfer.

          7.2. In addition to complying with the provisions of Section 7.2.4, if the Transfer is made to a "Qualified Institutional Buyer," the Trustee and Registrar shall require, before allowing the registration of any Transfer of a Certificate, that the Holder deliver to the Trustee a certificate relating to such Transfer substantially in the form of Exhibit 7.2.5-A, or if the Transfer is made pursuant to Regulation S under the Securities Act, that the Holder deliver to the Trustee a certificate relating to such Transfer substantially in the form of Exhibit 7.2.5-B (in either case, the "Transferor Certificate"). The Transferee Certificates and the Transferor Certificates furnished pursuant to
Section 7.2.4 and this Section 7.2.5 may be relied on conclusively by the Trustee in determining whether the provisions of Section 7.2.4 and this Section
7.2.5 have been complied with. None of the Trustee or any other person shall be required or obligated to register any Transfer of Certificates in contravention of any provision of the Securities Act or any state securities Laws.

          7.2.  No Certificate may be sold or Transferred by any Holder unless
(a) the prospective transferee represents in the Transferee Certificate that the funds being used to pay the purchase price for the Certificates, as applicable, to be purchased by it are solely from one or more of the sources set forth in the section of such Transferee Certificate entitled "ERISA Sources" and referring to this Section 7.2.6, and (b) the Trustee shall have reasonably determined based upon the following procedures that such sale or Transfer would not be in violation of, or result in a prohibited transaction under, ERISA. If the Source used by a proposed transferee to acquire a Certificate is identified pursuant to paragraph (1), (2), (3), (4), (5) or (6) of such "ERISA Sources" and no plans are identified in paragraph (8) of such "ERISA Sources", the Trustee shall be entitled to assume the sale or Transfer does not constitute a "prohibited transaction" and shall permit the sale or Transfer of such Certificate unless the Trustee determines that the Transfer would otherwise violate ERISA. If the Source of funds used by a proposed transferee to acquire a Certificate is identified pursuant to paragraph (7) of such "ERISA Sources" or any Plans are identified in paragraph (8) of such "ERISA Sources", the Trustee shall not permit the sale or Transfer of such Certificate unless the proposed transferee has delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, provided at the proposed transferee's own expense and before such Transfer stating that such Transfer or sale would not constitute a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code.

          7.2. In addition to the restrictions contained in Section 7.2.6 and elsewhere in this Agreement, no Certificate may be sold or transferred (including by pledge or hypothecation) to a proposed transferee if such proposed transferee has represented in the Transferee Certificate delivered pursuant to
Section 7.2.4 that it is a Benefit Plan Investor or a Controlling Person unless such transferee provides, at its expense and before such transfer, () an Opinion of Counsel to the effect that, after giving effect to such proposed Transfer, Benefit Plan Investors would own less than 25% of the Certificates, as applicable (determined in accordance with the Plan Asset Regulation), excluding the Certificates held by Controlling Persons, or () an Opinion of Counsel to the effect that such sale or Transfer would not make the Trust Assets "plan assets" as defined in the Plan Asset Regulation. The Trustee shall not permit the sale or Transfer of a Certificate if it determines, based on such Opinion of Counsel, that such sale or Transfer would result in the violation of the foregoing restrictions. The Trustee may rely on any facts set forth in the Transferee Certificate and in any other certificate furnished by the prospective transferee in determining whether the provisions of Section 7.2.6 and this Section 7.2.7 have been satisfied, and shall be fully protected in acting or refraining from acting in good faith in accordance therewith and in reliance on any Opinion of Counsel unless it shall be proven that the Trustee was grossly negligent in ascertaining the pertinent facts.

          7.2. Notwithstanding any terms herein to the contrary, the Trustee shall not be responsible for ascertaining whether any Transfer complies with, or otherwise to monitor or determine compliance with, the requirements or terms of the Securities Act, applicable state securities Laws, ERISA, the Code or the Investment Company Act; except that if a certificate is specifically required by the terms of this Section 7.2 to be provided to the Trustee by a prospective transferee or transferor, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the applicable requirements of this Section 7.2.

     Section 7.  Mutilated, Destroyed, Lost or Stolen Certificates.

          7.3. If () any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its reasonable satisfaction of the destruction, loss or theft of such Certificate, and () there is delivered to the Registrar and the Trust such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement of an Institutional Investor organized under the Laws of the United States or any State in the United States with a net worth at least equal to $100,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of Actual Knowledge on the part of the Trustee that such Certificate has been acquired by a protected purchaser or a holder in due course, the Trust shall execute, and the Trustee shall authenticate and deliver, on behalf of the Trust in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination, bearing a number not contemporaneously outstanding.

          7.3. In connection with the issuance of any new Certificate under this Section 7.3, the Trustee or the Registrar may require the payment by the Holder of a sum sufficient to cover any Taxes, fees or expenses (including the reasonable fees and expenses of the Trustee or the Registrar) connected therewith.

          7.3. Except as provided in Section 7.3.5, every duplicate Certificate issued pursuant to this Section 7.3 in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of, or beneficial interest in, the Trust, as applicable, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

          7.3. The provisions of this Section 7.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          7.3. If, after the delivery of such new Certificate, a protected purchaser or holder in due course of the original Certificate in lieu of which such new Certificate was issued presents such original Certificate for Transfer or payment, the Trustee shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking title therefrom, except a protected purchaser or holder in due course, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any Loss incurred by the Registrar or the Trust.

     Section 7. Persons Deemed Owners. The Trustee, the Paying Agent, the Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving payments or distributions pursuant to Sections 13.2 or 16.3 and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Registrar nor any agent of any of them shall be affected by any notice to the contrary.

     Section 7. Appointment of Paying Agent. The Paying Agent shall be the Trustee or, after acceptance of its appointment and so long as it shall serve, any Eligible Depository Institution appointed by the Trustee. The Paying Agent shall make distributions to the Holders from the Custody Account as contemplated by Section 13.2. Any Paying Agent shall have the revocable power to withdraw funds from the Custody Account for the purpose of making distributions referred to above. The Trustee may revoke such power and remove any Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days= written notice to the Trustee and the Holders; provided, however, that such resignation shall not be effective and the Paying Agent shall continue to perform its duties until the Trustee has appointed, and such appointment has been accepted by, a successor Paying Agent. The Trustee shall cause the resigning Paying Agent and each successor Paying Agent to execute and deliver to the Trustee an instrument in which such resigning or successor Paying Agent or additional Paying Agent shall agree with the Trustee that, as Paying Agent, such resigning or successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee.

     Section 7. Access to List of Holders' Names and Addresses. The Registrar shall furnish to the Paying Agent, within five Business Days after receipt of a request therefor from the Paying Agent, in writing, a list in such form as the Paying Agent may reasonably require, of the names and addresses of the Holders.

                                    Article
                               The Administrator

     Section 8. Appointment of Transferor. The Transferor hereby reaffirms its appointment of Ms. Bette B. Anderson, as set forth in the Original Agreement, to serve as the Administrator of the Trust. The Administrator shall possess and exercise only the authority and powers expressly granted in this Trust Agreement and any amendments hereto. In the event the Administrator is removed from such position, resigns or is otherwise unable to continue to serve in such position, then the Transferor shall appoint a successor that is mutually agreed upon by the Transferor and the Issuer to serve as administrator. The Administrator can be removed from serving in such position only upon the mutual agreement of the Transferor and the Issuer. The Administrator may resign upon thirty days prior notice to the Transferor and the Issuer. If no successor has been appointed within such thirty day period, the Administrator may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Administrator.

     Section 8. Duties of Administrator. The Administrator is hereby authorized and directed to (a) prepare, execute and deliver any appropriate application(s) with the Office of Thrift Supervision ("OTS"), requesting approval from the OTS for the Trust to become a unitary savings and loan holding company by acquiring up to 5,750,000 shares of the Issuer (the "Holding Company Application"), (b) execute and deliver any other document or instrument necessary or incidental thereto, and (c) take any other actions necessary or incidental thereto, including the submission of any required application fees. The Transferor shall be responsible for all fees required in connection with filing the Holding Company Application to the extent not paid by the Issuer or by the SPA Purchaser.

      Section 8. Administrator Exculpation. In accepting and performing her duties hereby created, the Administrator shall act solely in such capacity hereunder and not in her individual capacity, and all persons having any claim against the Administrator by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof. Furthermore, all exculpatory provisions set forth in this Agreement for the benefit of the Trustee also shall apply for the benefit of the Administrator mutatis mutandis.

                                    Article
                     Accounts, Accountings, Distributions;
                             Custodian and Releases

     Section 9. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trust or the Trustee pursuant to this Agreement. The Trustee shall segregate and hold all such money and property received by it in trust and shall apply it as provided in this Agreement.

     Section 9.  Accounts.

          9.2. Initially, the "Custodian" shall be the Trustee, in which case this Agreement shall be considered the Custody Agreement, and the Trustee shall administer its duties as the Custodian in accordance with the provisions of this Agreement, and shall receive the full protections of this Agreement applicable to the Trustee. The Trustee may appoint a successor Custodian by entering into a Custody Agreement with such Person. Any successor Custodian shall be an Eligible Institution which has capital and surplus of at least $100,000,000.

          9.2. The Trustee shall, on the Closing Date establish a Securities Account (such account, the "Custody Account") in the name of the Trust. The Trustee shall promptly deposit or transfer all Collections into the Custody Account. Other than as expressly provided for in this Agreement, all Collections deposited shall be held without interest, and the Trustee shall be under no liability for interest on any money received by it hereunder.

          9.2. Except as provided with respect to Reinvestment Securities, the Trustee shall use reasonable efforts to invest and reinvest, at the risk and expense of the Trust, funds in the Custody Account for the credit of the Custody Account in Eligible Investments maturing on or immediately before the expected Payment Dates. Notwithstanding any other provision of this Agreement, the Trustee shall have no liability for the results of, or for losses on, any investment or reinvestment made if in accordance with this Agreement.

          9.2. All disbursements to be made by the Trustee in accordance with the provisions of Article 13 shall be made out of the funds in the Custody Account.

          9.2. Each Security or other item of Investment Property acquired or held by the Trust shall be transferred for credit to the Custody Account to be held for the Trust. Any securities or other Investment Property acquired and held in certificated form, or registered in the name of the Trust, shall be delivered (together with appropriate transfer documents) to the Corporate Trust Office of, or otherwise transferred to, the Custodian for credit to the Custody Account.

     Section 9. Procedures Relating to Securities. Without limiting the foregoing, the Trust shall cause the Custodian to take such different or additional action as may be reasonably required to maintain the Trust's rights in the Trust Assets in the event of any change in Law, including Articles 8 and 9 of the UCC or the regulations of the Department of the Treasury governing transfers of interests in Treasury Securities.

     Section 9.  Reports by the Trustee; Regulatory Reporting.

          9.4. The Trustee shall supply in a timely fashion upon written request to any Holder copies of any other information that any Holder may reasonably request from time to time that is in the possession of the Trustee by reason of its acting as the Trustee hereunder. Nothing in this Section 9.4 shall be construed to prevent the Trustee from undertaking to provide any additional service upon such terms as it and the Majority Holders may agree. Nothing herein shall be construed to obligate the Trustee to disclose any information concerning its business or its operations which it reasonably considers confidential in nature.

          9.4. The Issuer is hereby appointed as servicer to the Trust, and in such capacity shall be solely responsible for all filings by the Trust under, and all other compliance by the Trust with, all federal and state bank regulatory and securities laws other than the filing of the Holding Company Application and related documents and instruments to the extent allocated to the Administrator pursuant to Article 8. The Issuer agrees that it shall not have the ability to resign as servicer. The Trustee, however, may remove the Issuer as servicer if, in the opinion of the Trustee or its counsel, the Issuer has not fulfilled any of its duties as servicer. If the Trustee removes the Issuer as servicer, the Unanimous Holders shall appoint a replacement servicer whose fees and expenses shall be Administrative Expenses hereunder.

     Section 9.  Accountings.

          9.5. Preparation of Accounting. The Trustee shall use reasonable efforts to cause any accounting provided for in this Section 9.5 to be made by the applicable Payment Date. Notwithstanding the foregoing, the Trustee shall have no liability for any failure or delay on its part in making payment on any Payment Date due to its failure or inability to complete the accounting required hereunder in good form on or before the date when due below except for any such failure or delay due to the Trustee's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          9.5. Payment Date Accounting and Trust Report. With respect to each Calculation Date, the Trustee shall render an accounting and shall prepare a report in substantially the form of Exhibit 9.5.2 (the "Trust Report"), determined as of such Calculation Date, but taking into account cash flows expected to be received by the Trust on or before the related Payment Date, to be delivered to the Holders not later than the Business Day immediately preceding the related Payment Date. The Trust Report shall contain the following information and instructions:

             9.5.2.1 The Aggregate Certificate Principal Amount of the Certificates as of the Calculation Date and such amount expressed as a percentage of the Initial Aggregate Certificate Principal Amount, the amount of principal payments, if any, to be made on the Certificates on the Payment Date relating to such Calculation Date and the Aggregate Certificate Principal Amount of the Certificates after giving effect to such principal payments and such amount expressed as a percentage of the Initial Aggregate Certificate Principal Amount.

             9.5.2.2 Any Trustee Administrative Expenses or Administrative Expenses payable on the Payment Date relating to such Calculation Date on an itemized basis.

             9.5.2.3  For the Custody Account:

                    9.5.2.3.1 the Value in the Custody Account as of such Calculation Date;

                    9.5.2.3.2 the amounts payable from the Custody Account pursuant to Section 13.2 on the Payment Date relating to such Calculation Date (in the aggregate and under each priority provision included in such subsection); the Trustee shall make such distribution from the available funds in the Custody Account in the manner specified, and in accordance with the priorities established, in
          Article 13;

                    9.5.2.4.3 the Value remaining in the Custody Account immediately after giving effect to all payments to be made on the Payment Date relating to such Calculation Date; and

             9.5.2.5 the nature, source and amount of any Collections in the Custody Account.

          9.5. Regulation T, U, X Information. Upon request of any Holder, the Trust shall supply such Holder with such information as such Holder may reasonably request in order for such Holder to comply with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     Section 9. Reports by Independent Accountants.

          9.6. On the Closing Date the Trustee on behalf of the Trust shall execute and deliver an appointment of PricewaterhouseCoopers LLP as the firm of Independent certified public accountants to prepare and deliver the reports or certificates of such Independent certified public accountants required by this Agreement. Upon any resignation by such firm, the Trustee on behalf of the Trust shall promptly appoint by a notice in writing, delivered to the Holders, a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. The fees of the Accountants and any successor shall be payable by the Trust.

          9.6. On or before April 1 in each year commencing April 1, 2000, the Trustee shall cause to be delivered to the Holders and the SPA Purchasers () financial statements prepared in accordance with GAAP and audited by the Accountants, and () a statement addressed to the Trust from the Accountants indicating () that such firm has reviewed any Trust Report delivered hereunder for the fiscal year or period, and () that the calculations within such Trust Report have been performed in accordance with the applicable provisions of this Agreement and with GAAP.

     Section 9. Statement as to Compliance. On or before April 1 in each calendar year, commencing April 1, 2000, the Trustee shall deliver to the Holders an Officer's Certificate of a Responsible Officer of the Trustee stating that:

          9.7. a review of the activities of the Trust during such year and of the Trust's performance under this Agreement has been made under his/her supervision; and

          9.7. to her/his Actual Knowledge, based on such review, the Trust has fulfilled all of its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                                    ARTICLE
                                   [RESERVED]


                                    ARTICLE
                                 SPA MECHANICS

     Section 11.  Settlement of the SPA; Sale of Securities.

          11.1. Effective on each Early Closing Date, the Event Closing Date or the Maturity Closing Date (as such terms are defined in the SPA), if the conditions precedent to sale of the Securities have been satisfied, the Trustee shall sell the portion of the Securities to be sold on such date to the SPA Purchaser in the manner described in the SPA. To the extent that the SPA Purchaser defaults in respect of any of its obligations under the SPA to purchase Securities on the Event Closing Date or the Maturity Closing Date the Trust shall sell the Securities as promptly as is reasonably practicable in accordance with the advice of a financial advisor to be chosen in the manner set forth below (such advisor being herein called the "DEALER-ADVISOR"). In connection therewith, the Trust shall solicit bids to act as a dealer-advisor to the Trust from three nationally recognized securities dealers or investment banks and shall engage the dealer offering the lowest bid to be the Dealer-Advisor. The Trust shall pay the Dealer-Advisor, from the Trust Assets, the fees set forth in the Dealer-Advisor's bid accepted as described above. In connection with the sale of the Securities the Trust shall have the authority to pay any reasonable fees, commissions or spreads imposed by any intermediaries involved in such sale, including (if chosen) WTC or any of its Affiliates.

          11.1. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and in accordance with direction of the Dealer-Advisor in connection with the sale or disposition of any Securities.

                                    ARTICLE
                           ACTIONS AFTER SPA PURCHASE

     Section 12. Applications of SPA Proceeds. Any monies and other property paid to the Trust by the SPA Purchaser and the proceeds of the sale of Securities pursuant to Section 11.1.1 shall be applied or distributed by the Trust first to the payment of the fees of the Dealer-Agent and any fees, commissions or spreads imposed or incurred in connection with the disposition of the Securities pursuant to Section 11.1.1 and the balance in accordance with
Section 13.2 unless the Unanimous Holders have asked the Trustee in writing to purchase Reinvestment Securities with such amounts.

     Section 12.  Purchase of Reinvestment Securities.

           12.2. Upon request from the Unanimous Holders, the Trustee shall apply the remaining proceeds under Section 12.1 to acquire Treasury Securities (for credit to the Custody Account) as provided in this Section 12.2. In connection therewith, the Trustee shall identify, based on offers obtained from each of three Primary Dealers, () the issues of Treasury Notes or Treasury Bonds that have an offer price plus accrued interest, expressed as a percentage of par (such amount, the "NOTE PRICE") closest to par of all issues of Treasury Notes and Treasury Bonds that mature closest to, but not after, the Scheduled Maturity Date (such issues being the "TARGET NOTES"); and () the issues of STRIPS (whether of interest or principal) that have the highest yield to maturity of all issues of STRIPS that mature closest to, but not after, the Scheduled Maturity Date (such issues being the "TARGET STRIPS").

          12.2. If the Note Price of the Target Notes is less than or equal to par, the Trustee will purchase Target Notes with an aggregate face amount equal to the remaining proceeds under Section 12.1, rounded down to the nearest minimum denomination (such rounded amount being the "TARGET FACE AMOUNT"), multiplied by the applicable Note Price based on the offers obtained from three Primary Dealers.

          12.2. If the Note Price of the Target Notes exceeds par, the Trustee instead will purchase Target Notes and Target STRIPS according to the following formula: FIRST, the Trustee will purchase Target STRIPS in a face amount rounded up to the next minimum denomination for Target STRIPS, equal to (a) (i) the product of the Target Face Amount and the Note Price minus (ii) the remaining proceeds available under Section 12.1 divided by (b) the Note Price minus the offer price for the Target STRIPS, expressed as a percentage of par; SECOND, the Trustee will purchase Target Notes with an aggregate face amount equal to the maximum aggregate face amount of Target Notes that can be purchased with the proceeds available under Section 12.1 remaining after purchase of the Target STRIPS pursuant to clause First above. Any cash remaining after purchasing Target Notes and Target STRIPS pursuant to this Section 12.2 will be distributed to the Holders of the Certificates as proceeds of a Partial Redemption in accordance with Section 13.2.

          12.2. Any securities acquired pursuant to this Section 12.2 shall be the "REINVESTMENT SECURITIES". Notwithstanding any provision herein to the contrary, such Reinvestment Securities shall constitute Eligible Investments.

                                    ARTICLE
                             APPLICATION OF MONIES

     Section 13. Payment Dates; Sales of Assets; and Distributions of Monies from Custody Account.

          13.1. If a Partial Redemption Payment Date has been set as provided in Section 14.1, the Trustee is authorized to, and shall (to the extent necessary to make the relevant redemption payment), as close as practicable to the Partial Redemption Payment Date, sell or otherwise dispose of (a) any and all investments (other than Reinvestment Securities) and (b) a pro rata portion of the Reinvestment Securities equal to the Certificate Principal Amount specified in the Notice of Partial Redemption.

          13.1. The Trustee is authorized to, and to the extent any investment held in the Custody Account will not mature on or before the Final Payment Date shall, sell or redeem for settlement on or before the Final Payment Date all Trust Assets (including any Reinvestment Securities) which do not mature on or before such date, and exercise any rights of redemption in respect of any Trust Assets.

          13.1. Any sale of investments other than the Reinvestment Securities required or permitted hereunder may be made by the Trustee in such manner and on such terms as it shall reasonably determine. If any sale or other disposition of the Reinvestment Securities before maturity is required hereunder, the Trustee shall sell or dispose of such Reinvestment Securities at the highest prices available based upon quotations obtained by the Trust from three Primary Dealers.

          13.1. Forthwith and in any event before the close of business on the Business Day on which the Trustee receives any interest payments or investment income from, Proceeds on payment of, or from the sale or disposition of Trust Assets, the Trustee shall credit or deposit such amounts to the Custody Account.

          Section 13. Distributions of Monies from Custody Account. On each Partial Redemption Payment Date, each Investment Return Payment Date and the Final Payment Date, the Trustee shall withdraw or debit and pay or apply (i) with respect to each Investment Return Payment Date, the amounts resulting from interest payments received with respect to the Reinvestment Securities, all monies received with respect to Reinvestment Securities maturing on or before such Investment Return Payment Date, and any other funds in the Custody Account,
(ii) on a Partial Redemption Payment Date, the amounts paid pursuant to the SPA or the cash dividends or other cash distributions received by the Trust, as the case may be, but not yet distributed to Holders or used to purchase Reinvestment Securities, and (iii) on the Final Payment Date, the proceeds of the sales of all remaining Trust Assets, and any other Collections, in the following order of priority:

     FIRST: To payment of Taxes, if any, referred to in Section 13.3 in accordance therewith;

     SECOND: To the payment to the Trustee for the payment in full of the Trustee Administrative Expenses then due and owing, to the extent not paid by the SPA Purchaser pursuant to the SPA;

     THIRD: To the payment of all other amounts due to creditors of the Trust, including any Administrative Expenses then due and owing, to the extent not paid by the SPA Purchaser pursuant to the SPA; and

     FOURTH: To the payment of the remainder, if any, to the Holders ratably in accordance with the Certificate Principal Amount of the Certificates held by them (any such payment to be made on the final Payment Date to be made to each Holder against surrender of such Holders Certificates). Amounts otherwise payable pursuant to this clause Fourth shall continue to be payable notwithstanding any reduction of the Aggregate Certificate Principal Amount to zero.

     Section 13. Taxes. If any Tax shall become payable by the Trust, including any Tax required to be withheld from any payment made by the Trustee under the provisions of any Law with respect to any Trust Assets, any Basic Document, or the Certificates, such Tax shall be paid by the Trustee from available amounts and shall, subject to the terms of the applicable Basic Document, be withheld by the Trustee from the applicable payment (and, if such Tax does not apply to all the recipients of such payment on an equal basis, such withholding shall be effected by the Trustee in proportion to the extent to which the respective payees are affected by such Tax). The Trustee shall have the right to refuse the surrender or exchange of any Certificate with respect to which such Tax shall be payable until such payment shall have been satisfied by the applicable Holder or the SPA Purchaser to the extent specified in the SPA.

                                    ARTICLE
                               REDEMPTION EVENTS

     Section 14.  Partial Redemption.

          14.1. Each Certificate is subject to a mandatory partial redemption for cash (a "PARTIAL REDEMPTION") as hereinafter provided if, at any time after any payment (other than a payment at the Scheduled Maturity Date) is made by the SPA Purchaser under the SPA or any cash dividend or other cash distribution is received by the Trust in respect of the Securities which is not required to be paid to the SPA Purchaser pursuant to the SPA, the Majority Holders give notice to the Trustee (such notice, the "NOTICE OF PARTIAL REDEMPTION") of their election () to cause a Partial Redemption, and () the Certificate Principal Amount to be redeemed in connection with such Partial Redemption.

          14.1. By 3:00 p.m., New York time, on the second Business Day (the "PARTIAL REDEMPTION NOTICE DATE") after the Trustee receives notice of a Partial Redemption, the Trustee shall notify each Holder of () its receipt the Notice of Partial Redemption, () the amount of any Taxes required to be withheld by the Trustee pursuant to Section 13.3, () the Partial Redemption Payment Date, which shall not be more than five Business Days after the Partial Redemption

Notice Date, and () the amount of funds estimated to be distributed on the Partial Redemption Payment Date.



                                    Article

                                  The Trustee

     Section 15.  Duties of the Trustee.

          15.1. Except during the continuance of a default by the SPA Purchaser under the SPA of which the Trustee has Actual Knowledge:

          15.1.1.1 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement to be performed by the Trustee, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

          15.1.1.2 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or Opinions of Counsel furnished to the Trustee and conforming on their face to the requirements of this Agreement; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not so conform.

          15.1. In case a default by the SPA Purchaser under the SPA of which the Trustee has Actual Knowledge has occurred and is continuing, the Trustee shall, before the receipt of directions, if any, from the Unanimous Holders, exercise such of the rights and powers vested in it by this Agreement.

          15.1. The Trustee shall not have any liability to Holders except for its own gross negligence or willful misconduct in carrying out its duties under this Agreement, except that:

          15.1.3.1  this Section shall not be construed to limit the effect of
     Section 15.1.1;

          15.1.3.2 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven that the Trustee was grossly negligent in ascertaining the pertinent facts;

          15.1.3.3 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Unanimous Holders relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          15.1.3.4 no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall believe in good faith that repayment of such funds or adequate indemnity against such risk or liability is not assured to it (provided that the unsecured agreement of any Holder that is an Institutional Investor organized under the Laws of the United States, or any State in the United States, shall constitute adequate assurance with respect to repayment and indemnity if the aggregate net worth of such Institutional Investor is not less than $100,000,000); provided, however, that the reasonable costs of performing its ordinary services under this Agreement shall not be deemed a "financial liability" for purposes hereof;

          15.1.3.5 the Trustee shall not be liable to the Holders for any action taken or omitted by it at the direction of any Holders under circumstances in which such direction is required or permitted by the terms of this Agreement; and

          15.1.3.6 the right of the Trustee to take actions enumerated in (but not required by) this Agreement, including any rights to make further inquiries, shall not be construed as a duty and the Trustee shall not be answerable, and shall incur no liability, for its failure to take any such permitted actions or exercise any such rights.

          15.1. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 15.1, 15.2 and 15.3.

          15.1. The Trustee, promptly after receipt thereof by a Responsible Officer of the Trustee, shall transmit by mail to all Holders, as their names and addresses appear on the Register, all written communications that are required under this Agreement to be delivered to the Trustee and are received from the SPA Purchaser (excluding information provided by the Trustee to the Holders on request pursuant to Section 9.4).

          15.1. Except for actions expressly authorized by this Agreement, the Trustee shall take no action which a Responsible Officer thereof has Actual Knowledge is reasonably likely to materially impair the interests of the Trust in any part of the Trust Assets now existing or hereafter created or to impair materially the value of any part of the Trust Assets now existing or hereafter created.

          15.1. If, to the Actual Knowledge of the Trustee, the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible after obtaining Actual Knowledge thereof and receiving appropriate Records, if any, to give notice of such failure to the Holders and (so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder) the SPA Purchaser.

          15.1. The Trustee is responsible only for undertaking to perform or for observing the covenants and obligations expressly set forth herein with respect to the SPA Purchasers and the SPA Purchaser, and neither this Agreement nor any of the other Basic Documents shall be construed or interpreted to include any implied covenants or obligations on the part of the Trustee to the SPA Purchaser. The Trustee shall not be deemed to owe any fiduciary duty to the SPA Purchaser, in such capacities, and shall not be liable for any failure of the Trust to perform its obligations to such Person other than as a result of the gross negligence or willful misconduct of the Trustee in the performance of its express obligations under this Agreement.

          15.1. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not have any obligation or duty, fiduciary or otherwise (and no such obligation or duty shall be read into this Agreement or implied with respect to or against the Trustee), to initiate or otherwise participate in, or consent to, any bankruptcy, insolvency or other Proceeding or adjudication of the Trust described in Section 2.8.

     Section 15. Certain Rights of the Trustee. Except as otherwise specifically provided in Section 15.1:

          15.2. the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect;

          15.2. whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate, and such Officer's Certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith reliance thereon;

          15.2. as a condition to the taking or omitting of any action by it hereunder, the

Trustee may consult with counsel; may take or omit any action in reliance on any Opinion of Counsel; and the Trustee shall be fully protected in acting or refraining from acting in good faith in accordance with any Opinion of Counsel or in reliance thereon;

           15.2. the Trustee shall not be under any obligation to exercise or enforce any of the rights or powers vested in it by this Agreement, including to honor the request or direction of any of the Holders, to institute any suit, to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, in each case pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction (an unsecured indemnity agreement or guaranty of an Institutional Investor organized under the Laws of the United States or any state in the United States shall be deemed sufficient if the aggregate net worth of the Institutional Investors providing such unsecured agreements shall not be less than $100,000,000 and if such Institutional Investors agree to be jointly and severally liable for such security or indemnity);

          15.2. the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or documents, but the Trustee, in its discretion, may and, upon written direction, and at the expense of the Unanimous Holders, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee and any Holder shall be entitled on reasonable prior request (which request shall include a statement of the purpose therefor) made in advance to the Trustee to examine the Records of the Trust, or the Trustee, personally or by agent or attorney during the Trustee's, or such other Person's normal business hours; provided that the Trustee or any such Holder shall, and shall cause its agents to, hold in confidence all such information, except () to the extent disclosure may be required by Law, by any regulatory authority, by any judicial or governmental order of a court or governing body of competent jurisdiction or by the National Association of Insurance Commissioners, () a Holder may disclose such information to any of its Affiliates, to any prospective transferee and to such Holder's, Affiliates' and transferee's accountants, consultants, attorneys and similar agents; provided that all such persons agree in writing to hold such information as confidential, () to the extent disclosure is necessary to the prosecution or defense of any claim of liability under this Agreement brought by or against it and () to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder (including appropriate disclosure to its own legal counsel and other advisers);

          15.2. the Trustee may perform any of its duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence of any agent, or attorney, appointed in good faith, by it under this Agreement. In addition, in the exercise of any of its rights to remove any Persons under this Agreement, including any Registrar, Paying Agent, Custodian or the Issuer (as servicer), the Trustee shall incur no liability for its exercise of such removal rights or its removal in the absence of its gross negligence or willful misconduct in connection therewith;

          15.2. in no event whatsoever shall the Trustee be liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust; and

          15.2. the Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed.

     Section 15. The Trustee Not Responsible for the Certificates. The Trustee assumes no responsibility for the correctness of the Certificates (other than the certificate of authentication on the Certificates). The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any of the other Basic Documents (other than the enforceability of its obligations hereunder and under the other Basic Documents, and the execution by the Trustee on behalf of the Trust of the Certificates and the certificate of authentication on the Certificates). Notwithstanding any provision of this Agreement to the contrary, except with respect to a claim by a Person based on the Trustee's willful misconduct, bad faith or gross negligence, no recourse shall be had against the Trustee in its individual capacity for any claim based on any provision of the Agreement, the SPA or the Certificates or any other Basic Document, instrument or agreement.

     Section 15. The Trustee May Own Certificates, etc. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee; provided that any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Holders. The Trustee may deal with the Trust and the Transferor in banking and trustee transactions with the same rights as it would have if it were not the Trustee.

     Section 15. Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be an Eligible Institution which meets the requirements of the definition of "Trustee". The Trustee must have a combined capital and surplus of at least $100,000,000. If such Eligible Institution publishes reports of condition at least annually, pursuant to Law, then for the purpose of this Section 15.5, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 15.5, the Trustee shall resign immediately in the manner and with the effect specified in Section 15.6.

     Section 15.  Resignation or Removal of the Trustee.

          15.6. Subject to Section 15.6.3, the Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Holders and shall resign and be discharged from the trust hereby created upon written request of Unanimous Holders. Upon receiving a Trustee notice of resignation, or upon requesting a Trustee resignation, the Unanimous Holders (with the consent of the SPA Purchaser, if the SPA is still in effect at the time and the SPA Purchaser is not in default thereunder) shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee and from the date of such petition until a successor Trustee is appointed, the Trustee shall not be required to take any action, and shall incur no liability for not taking any action.

          15.6. If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 15.5 or shall fail to resign after written request to do so by Unanimous Holders as described in Section 15.6.1, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, Unanimous Holders may remove the Trustee.

          15.6. Any resignation or removal of the Trustee pursuant to any of the provisions of this Section 15.6 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 15.7. In the event the Trustee is removed for any reason or resigns, the Trustee shall be under no obligation to indemnify any successor trustee.

     Section 15.  The Successor Trustee.

          15.7. Any successor trustee appointed as provided in Section 15.6 shall execute, acknowledge and deliver to the predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named as the Trustee herein. The predecessor Trustee, upon receiving payment of all amounts to which it is entitled pursuant to this Agreement, shall deliver to the successor trustee all documents or copies thereof and statements held by it hereunder, and shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          15.7. No successor trustee shall accept appointment as provided in this Section 15.7 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 15.5.

          15.7. Upon acceptance of appointment by a successor trustee as provided in this Section 15.7, such successor trustee shall mail notice of such succession hereunder to all Holders at their addresses as shown in the Register.

     Section 15. Merger or Consolidation of the Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Person resulting from such merger, conversion or consolidation, or succeeding to such corporate trust business, shall satisfy the eligibility requirements under Section 15.5.

     Section 15. The Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trust without the possession of any of the Certificates or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee may be brought in the name of the Trust or in its own name. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

     Section 15. Rights of Holders to Direct the Trustee. Except as otherwise expressly set forth in this Agreement, Unanimous Holders shall have the right to direct the time, method and place at or by which the Trust or the Trustee conducts any Proceeding for any remedy available to it, or exercises any trust or power conferred upon the Trust or the Trustee; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or may involve the Trustee in personal liability for which the Trustee has not been indemnified as provided herein; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Holders, as applicable.

     Section 15. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates or this Agreement may be served. The Trustee initially designates its Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Holders of any change in the location of any such office or agency.

     Section 15. The Trustee as Paying Agent and Registrar. So long as the Trustee shall be the Paying Agent and the Registrar, neither the Holders nor any other Person may remove any of the Paying Agent, the Registrar or the Trustee without simultaneously removing each of the other.

     Section 15. Activities as Tax Matters Partner. Notwithstanding any other provision of this Agreement, in connection with the performance of its duties as Tax Matters Partner under Section 2.7, the Trustee may, at the expense of the Trust, consult with, and delegate responsibility to perform its duties in such capacities to, such accountants or attorneys as it may select in its reasonable judgment. The advice of such accountants or counsel to the Trustee as Tax Matters Partner shall be full and complete protection in respect of any action taken or omitted by it as Tax Matters Partner in good faith and in reliance thereon, unless it shall be proven that the Trustee was grossly negligent in ascertaining the pertinent facts. Any delegation by the Trustee accepted in writing by the delegee accountant or counsel shall discharge the Trustee from responsibility for the performance or nonperformance of the duties so delegated, and the Trustee shall have no liability for any default or misconduct by such delegee in such performance or nonperformance unless it shall be proven that the Trustee was grossly negligent in its failure to take appropriate action to supervise or remove such delegee after acquiring Actual Knowledge of any material default or misconduct of such delegee with respect to the performance of such duties.

     Section 15. Compensation and Reimbursement. The Trust and the Transferor agree:

          15.14. to pay, to the extent not paid reasonably promptly by the SPA Purchaser pursuant to the SPA, the reasonable fees and expenses of the Trustee, the Custodian and the Dealer Advisor incurred in accordance with this Agreement, all as set forth in and subject to the limitations of that certain fee schedule (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee) dated as of the Closing Date between the Trustee, the Transferor and the Trust (the "TRUSTEE'S FEE LETTER"), and the Trustee is hereby authorized and directed to execute the Trustee's Fee Letter on behalf of the Trust. If the Transferor or the Trust pays such fees as a result of the SPA Purchaser's breach of its obligations under the SPA, the Trustee shall take steps to enforce its rights under the SPA and reimburse the Transferor or the Trust from the net amount it recovers from the SPA Purchaser;

           15.14. to indemnify, to the fullest extent permitted by law, the Trustee (in its individual capacity and as Trustee), its directors, officers, employees and agents for, and to hold it harmless against, any Loss arising out of or in connection with the transactions contemplated herein or the acceptance or administration of the Trust, including the reasonable costs and expenses of defense against any claim or liability asserted at any time against such Persons in connection herewith, to the extent that any such Loss is not paid or reimbursed reasonably promptly by the SPA Purchaser pursuant to the SPA; provided, however, that the Trust shall not be required to indemnify any such Person to the extent such Loss resulted from such Person's gross negligence, willful misconduct or bad faith; and

       15.14.    that the obligations of the Trust to the Trustee under this
Section 15.14 shall survive the resignation or removal of the Trustee, as applicable. The Trustee shall have a claim and lien against the Trust Assets for any compensation, expense or indemnification owing to it, which claim shall be prior to the rights of the Holders.

     Section 15. No Longer Deemed Trust Assets. Any amounts paid to the Trustee pursuant to Section 15.14 or Article 13 shall cease to be and shall be deemed not to be Trust Assets immediately upon such payment.

     Section 15.  Trustee Serving in Other Capacities.  The provisions of this
Article 15 apply to, and are intended for the benefit of, the Trustee, regardless of the capacity in which the Trustee is serving, including acting as the Registrar or the Paying Agent.

                                    Article

                           Amendments and Termination

     Section 16.  Amendment.

          16.1. No amendment, waiver, modification or supplement to, or termination of, this Agreement or to any other Basic Document to which the Trust is a party shall be effective without the written consent of the Trustee; provided, however, that the Trustee shall not consent to any such amendment, waiver, modification or supplement (including any termination) except () to make changes to ensure that the Trust will not be treated as an association taxable as a corporation for Federal income tax purposes or an investment company required to be registered under the Investment Company Act; or () to make such changes as may be necessary or desirable to cure any ambiguity or inconsistency or to make changes that will not be inconsistent with this Agreement, to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Law; provided, further, however, that no
                                        --------  -------  -------
amendment shall be made that would adversely affect the SPA Purchaser (so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder), the Issuer, the Administrator, or the Holders unless such affected Person has consented in writing to such amendment. The Trustee shall conclusively deem consent to be given by the SPA Purchaser, the Issuer or the Administrator if such Person does not respond in writing to any request for consent within five Business Days after such Person has received notice from the Trustee of the proposed amendment and the request for consent thereto. Before entering into any amendment pursuant to this paragraph that is not requested jointly by the Transferor and the SPA Purchaser as described in the penultimate sentence of this paragraph, the Trust shall notify the SPA Purchaser (so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder) and the Holders in writing of the material terms of such amendment. In addition, the Trustee may reflect in its Records changes made in the composition of the Holders and their respective interests, in accordance with the provisions of this Agreement, without the consent of the Holders. Notwithstanding the foregoing, the Trustee, prior to the consummation of the Issuer's acquisition of a financial institution as contemplated by the Holding Company Application, shall make or agree to any amendment, waiver, modification or supplement of or to this Agreement that is mutually agreed in writing by the Transferor and the SPA Purchaser and as directed by the Transferor (so long as such amendment, waiver, modification or supplement does not adversely affect the Trustee, the Issuer or the Administrator), and the Trustee will incur no liability for making or agreeing to such amendment, waiver, modification or supplement of or to this Agreement in accordance with, and in good faith reliance on, such direction. Except as set forth above, the Holders shall have no right to amend or modify this Agreement.

          16.1. Not later than 15 Business Days before the execution of any proposed amendment or supplemental agreement pursuant to this Section 16.1, the Trustee shall mail to the Holders and, so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder, the SPA Purchaser, a copy of such proposed amendment or supplemental agreement and a written notice reciting in narrative form the amendments to be effected by such amendment or supplemental agreement.

          16.1. Promptly after the execution of any amendment or supplemental agreement or waiver in respect of this Agreement or any other Basic Document to which the Trust is a party, the Trustee shall furnish a copy of such amendment, supplemental agreement or waiver to each Holder and, so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder, the SPA Purchaser.

          16.1. The manner of obtaining consents and of evidencing the authorization of the execution thereof by the Persons required to consent under
Section 16.1 shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 16. Dissolution and Termination. The Trust established hereunder shall dissolve and the obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Holders as hereinafter set forth) shall terminate upon the earliest of the following days: () the day that falls 20 years after the date of the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on the date of effectiveness of this Agreement and the date of issuance of the Certificates; () the day that falls ten years following the Scheduled Maturity Date; and (c) the day that falls ten Business Days after the date on which the Trust shall have sold all of the Securities and distributed the net proceeds thereof to the Holders in accordance with this Agreement.

          16.2. If, on any date of dissolution of the Trust, any amounts payable hereunder shall not have been paid in full, the Trustee shall pay such amounts out of the Trust Assets in accordance with the terms hereof upon such dissolution. Notwithstanding anything to the contrary in this Agreement, the application of Proceeds of the Trust Assets in accordance with this Section 16.2.1 shall fully discharge and satisfy the obligations of the Trust payable upon dissolution of the Trust, and none of the Trust, the Trustee or the Transferor shall be liable for any deficiency in the amount otherwise payable hereunder.

          16.2. If any Certificates shall not be surrendered for payment upon dissolution of the Trust, the Trustee shall not perform any further acts under this Agreement with respect thereto other than as set forth in Section 16.3, except that the Trustee, as custodian, shall hold the Trust Assets and any Proceeds thereof for the two years following the dissolution of the Trust, without liability for interest, for the benefit of the Holders of Certificates which have not theretofore been surrendered for payment and as to which such Proceeds are payable upon any such surrender during such period. Any property and Proceeds remaining as Trust Assets and unclaimed shall be dealt with by the Trustee in accordance with applicable Law. Upon the disposition of the Trust Assets and Proceeds in accordance with this Section 16.2, the Transferor shall be discharged from all obligations under this Agreement, except as provided under Section 15.14.

          16.2. Upon the completion of winding up of the Trust following its dissolution, the Trustee shall cause the Certificate of Trust of the Trust to be canceled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute. Such certificate may be signed by the Trustee and shall not require the signature of any other Person. The Trust shall dissolve and this Agreement shall terminate upon the filing of such certificate of cancellation and other actions required by the Business Trust Statute.

     Section 16.  Final Payment to Holders.

          16.3. Written notice of any dissolution (other than the dissolution related to the Final Payment Date), specifying the date upon which the Holders may surrender their Certificates for payment of the final distribution and cancellation, shall be given by the Trustee to the Holders mailed not later than the tenth Business Day after the Trustee obtains Actual Knowledge of such dissolution specifying () the date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or offices therein designated, and () the amount or the Trust Assets distributable in respect of any such final payment, distribution, payments or distributions being made only upon presentation and surrender of the Certificates at the office or offices therein specified.

          16.3. Notwithstanding the dissolution of the Trust pursuant to this Agreement, all funds then on deposit in the Custody Account and all Trust Assets shall continue to be held in trust for the benefit of the applicable Holders, and the Paying Agent or the Trustee shall pay such funds, or deliver such assets to the applicable Holders upon surrender of their Certificates.

In the event that all of the Holders do not surrender their Certificates for cancellation within two months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Holders, upon receipt of the appropriate records from the Registrar, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Custody Account or the Trust Assets held for the benefit of such Holders, and shall otherwise deal with any unclaimed amounts in accordance with applicable Law.

          16.3. All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation, shall be cancelled by the Registrar and be disposed of in a manner satisfactory to the Trustee.

                                    Article

                            Miscellaneous Provisions

     Section 17.  [RESERVED]

     Section 17. Inspection Rights. The Trustee shall permit each Holder, the SPA Purchaser (if the SPA is still in effect and the SPA Purchaser is not in default thereunder) and their respective representatives, upon reasonable prior written notice to the Trustee, to visit the Corporate Trust Office or principal office of the Trustee and any other office at which the Trustee maintains any Records pertaining to the Trust Assets, to discuss their respective affairs, finances and accounts with their officers, employees, members and the Accountants (and by this provision the Trust hereby authorizes the Accountants to discuss with such representatives such affairs, finances and accounts), to inspect, examine and make copies of their respective Records relating to the Trust Assets and all other information relating to the Trust Assets at any reasonable time during normal business hours as often as may be reasonably requested. Both the Holder and the SPA Purchaser shall pay its own costs and expenses in connection with any such visit, inspection, examination and copying.

     Section 17.  Limitation on Rights of Holders.

          17.3. The bankruptcy, insolvency, death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust except as expressly provided herein, nor shall such bankruptcy, insolvency, death or incapacity entitle such Holder legal representatives or heirs to claim an accounting or to take any action or commence any Proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them except as expressly provided hereby.

          17.3. No Holder shall have any right to vote (except as specifically provided herein, including Sections 9.4.1, 12.1, 15.1.2, 15.1.3.3, 15.2.5, 15.6
and 17.3.3) or in any manner otherwise control or participate in the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association; nor shall any Holder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof. Notwithstanding anything herein to the contrary, the Unanimous Holders may instruct the Trustee to take action as specifically provided in Sections 9.4.1, 12.1, 15.1.2, 15.1.3.3, 15.2.5, 15.6
and 17.3.3.

          17.3. No Holder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or Proceeding in equity or at Law upon or under or with respect to this Agreement, unless Unanimous Holders shall have made written request upon the Trustee to institute such action, suit or Proceeding in the name of the Trust, and shall have offered to the Trustee and the Trust such reasonable indemnity as it may reasonably require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or Proceeding; it being understood and intended, and being expressly covenanted by each Holder with every other Holder, the Trust and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 17.3, each and every Holder, the Trust and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 17. Liability of Holders. Except as otherwise specifically provided in this Agreement, the liability of the Holders shall be limited to the full extent provided by Section 3803 of the Business Trust Statute. Without limiting the generality of the foregoing, no recourse may be taken, directly or indirectly, against () any past, present or future Holder or () any principal, partner, shareholder, officer, director, grantor, depositor, trustee, nominee, beneficiary, attorney-in-fact, agent or employee of any Holder or any elected or appointed official of any of them, or against the assets of any of them, whether by virtue of any constitution, statute or rule of Law, or by the enforcement or assessment of any penalty or otherwise, for any claim under or based on any agreement, certificate, document or instrument referred to herein or delivered pursuant hereto, or for any liabilities, obligations, fees, expenses, Taxes or indemnity payments of the Trust.

     Section 17.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY,

AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY CONFLICTS OF LAW RULES), AND ALL LAWS OR RULES OF CONSTRUCTION OF SUCH STATE SHALL GOVERN THE RIGHTS OF THE PARTIES TO THIS AGREEMENT AND THE INTERPRETATION OF THE PROVISIONS OF THIS AGREEMENT.

     Section 17. Notices. All demands, notices, instructions and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission or five days after mailing by certified or registered mail, return receipt requested,
(a) in the case of the Trustee, to its Corporate Trust Office, or such other address as shall be specified in writing to all parties hereto and all Holders,
(b) in the case of any Holder, at the address of such Holder as shown in the Register, and (c) in the case of the SPA Purchaser, to 2275 Research Boulevard,
6th Floor, Rockville, Maryland   20850, or such other address as shall be
specified in writing to all parties hereto and all Holders. Within two Business Days of receipt by the Trustee of any notices or reports or any other documents, instruments or information in respect of or relating to the Trust Assets, the Trustee shall forward to each Holder such notice, report, document, instrument or information.

     Section 17. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Certificates or rights of the Holders thereof.

     Section 17. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any Losses of the Trust or for any reason whatsoever, and that, upon the transfer of the Securities to the Trust, the Certificates issued in exchange therefor are and shall be deemed fully paid.

     Section 17. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Holders or any party hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Law.

     Section 17. Counterparts. This Agreement may be executed in any number of counterparts (and by the different parties on separate counterparts), each of which so executed shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     Section 17. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and, in addition, shall inure to the benefit of each Holder, the SPA Purchaser (so long as the SPA remains in effect and the SPA Purchaser is not in default thereunder), the Administrator and the Issuer and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder except as expressly set forth in Section 15.14.

     Section 17.  Actions by Holders.

      17.12. Any written request, demand, authorization, direction, notice, consent, waiver or other act by any Holder shall bind such Holder and every later holder of the Certificate as applicable, issued upon the registration of Transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

      17.12. Any request, demand, authorization, direction, notice, consent, waiver or other action specifically provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee if made in the manner provided in this
Section 17.12.

      17.12. The fact and date of the execution by any Holder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

      17.12. The Trustee may require such additional proof of any matter referred to in this Section 17.12 as it shall deem necessary.

     Section 17. Merger and Integration. Except as specifically stated otherwise herein and in the other Basic Documents, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 17. Effect of Headings and Table of Contents. The Article and Section headings and the Table of Contents herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                            (SIGNATURE PAGES FOLLOW)

     IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Agreement to be duly executed and delivered by their respective officers as of the day and year first above written.

                              WILMINGTON TRUST COMPANY, as the Trustee, and not in its individual capacity

                              By:
                                 ------------------------------------
                                    Name:
                                    Title:



                              PRINCIPAL HEALTH CARE, INC., as the Transferor

                              By:
                                 ------------------------------------
                                    Name:
                                    Title:


                              By:
                                 ------------------------------------
                                    Name:
                                    Title:



The undersigned agrees, as of the date first above written, to comply with the requirements for the Issuer, including as servicer, set forth in the foregoing Amended and Restated Trust Agreement, without charge to the Trust.

 UNITED PAYORS & UNITED PROVIDERS, INC.
 By:
        -------------------------------
 Title:
        -------------------------------


The undersigned agrees, as of the date first above written, to comply with the requirements for the Administrator set forth in the foregoing Amended and Restated Trust Agreement, without charge to the Trust.

---------------------------------------
Bette B. Anderson

                                       42